SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 5, 1996





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants's telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)

ITEM 5.  OTHER EVENTS


On November 5, 1996, CPI Corp. issued the following press release:

CPI CORP. ANNOUNCES PRELIMINARY TENDER OFFER RESULTS

     St. Louis, MO., November 5, 1996 - CPI Corp. (NYSE: CPY) today announced the preliminary results of its Dutch auction tender offer which expired Monday, November 4 at 12:00 midnight, New York City time.

     The preliminary count by the depository for the offer indicated that 4,446,138 shares were tendered and not withdrawn at $19.00 per share. This number of shares tendered includes 1,747 odd-lot shares and 2,008,550 shares tendered pursuant to guaranteed delivery. CPI preliminarily expects to purchase 2,250,000 shares at such price representing approximately 51% of the shares tendered at the $19.00 price.

     The determination of the actual purchase price and final proration factor is subject to final confirmation and the proper delivery of all shares tendered and not withdrawn, including shares tendered pursuant to the guaranteed delivery procedure. Payment for such shares accepted for payment will occur as soon as practicable after determination of the final proration factor.

     CPI is a consumer services company with $527.6 million in fiscal 1995 sales from continuing operations, operating over 1,700 retail locations, including 1,029 Sears Portrait Studios in the U.S., Puerto Rico and Canada,
     154 Prints Plus wall decor locations and, in a joint venture with Eastman Kodak Co., 524 photofinishing locations.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)




                              /s/ Barry Arthur
                                  -------------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  November 7, 1996